   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No Fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION



CENDANT CORPORATION; and
SEASONS ACQUISITION CORP.,                            Case No. 98-0159 CIV-Moore
                                                      Magistrate Judge Johnson
            Plaintiffs,

v.

AMERICAN BANKERS INSURANCE GROUP,
INC.; GERALD N. GASTON; R. KIRK
LANDON; EUGENE M. MATALENE, JR.;
ARMANDO CODINA; PETER J. DOLARA;
JAMES F. JORDEN; BERNARD P. KNOTH;
ALBERT H. NAHMAD; NICHOLAS J. ST.
GEORGE; ROBERT C. STRAUSS; GEORGE
E. WILLIAMSON II; DARYL L. JONES;
NICHOLAS A. BUONICONTI; JACK F.
KEMP; AMERICAN INTERNATIONAL GROUP,
INC.; and AIGF, INC.,

                  Defendants.

-------------------------------------/

               MOTION AND MEMORANDUM OF LAW OF DEFENDANT AMERICAN
                   INTERNATIONAL GROUP, INC. IN SUPPORT OF ITS
               MOTION TO DISMISS THE AMENDED COMPLAINT AS TO AIG.


                  Defendant American International Group, Inc. ("AIG") respectfully moves this Court pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure for an order dismissing the Amended Complaint against AIG.

                                                      Case No. 98-0159 CIV-Moore

                              PRELIMINARY STATEMENT

                  Plaintiffs' original Complaint, filed January 27, 1998, alleged that the directors of defendant American Bankers Insurance Group, Inc. ("American Bankers") breached their fiduciary duties to American Bankers shareholders under Florida law by entering into a merger agreement with defendant AIG. In an effort to drag AIG into this litigation, Plaintiffs concocted a claim that AIG breached Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. Section 78m(d), and unspecified rules and regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, by failing to disclose certain information in the Schedule 13D that AIG filed with the SEC on January 16, 1998. Specifically, Plaintiffs claimed that AIG failed to disclose that Maurice R. Greenberg, the Chairman and Chief Executive Officer of AIG, is a "controlling person" of AIG. Plaintiffs' claim is without basis in law or fact.

                  Recognizing the lack of legal or factual support for their original complaint, plaintiffs waited only six days before filing an amended complaint, which added claims under Sections 14(a) and 14(e), 15 U.S.C. Sections 78n(a) and (e), of the Exchange Act that repeated their assertions about Mr. Greenberg and added miscellaneous other assertions of inadequate disclosure. None of Plaintiffs' original or amended claims against AIG has any merit.

                  Nothing in Section 13(d), the SEC Rules, or the Instructions to Schedule 13D requires AIG to label Mr. Greenberg as a "controlling person" on the Schedule 13D. The Instructions for Schedule 13D require only that certain background information be disclosed for executive officers, directors and "controlling persons" of AIG. Because Mr. Greenberg is an officer and director of AIG, AIG disclosed the required background information for Mr.

                                                      Case No. 98-0159 CIV-Moore

Greenberg in its Schedule 13D. Section 13(d) requires no further disclosure. The
Section 13(d) claim should therefore be dismissed.

                  Plaintiffs' amended claims under Sections 14(a) and (e) are similarly lacking in merit. Because the Schedule 13D discloses facts sufficient for a shareholder to evaluate Mr. Greenberg's possible control of AIG, AIG and American Bankers were not required to disclose anything further in their Form S-4 Registration Statement and Proxy Statement, dated January 30, 1998 (the "Joint Proxy Statement"). The Schedule 13D discloses that Mr. Greenberg is the Chairman, Chief Executive Officer and a Director of AIG, that he is also an officer or director of various other entities that collectively beneficially own 22.1% of the outstanding shares of AIG, and that many of the officers and directors of AIG are also officers or directors of those other entities. These facts are sufficient to alert a reasonable shareholder that Mr. Greenberg exercises a degree of influence over AIG.

                  Plaintiffs' allegations as to additional disclosure violations bear the unmistakable earmarks of lawyers spending a weekend pouring over the Joint Proxy Statement in a desperate effort to manufacture a claim. The results of their efforts have no merit and should be dismissed.

                  Because both AIG and plaintiff Cendant Corporation ("Cendant") are incorporated in Delaware, this Court lacks diversity jurisdiction over the remaining state law claim asserted against AIG. The Court should therefore dismiss the Amended Complaint against AIG in its entirety.

                                                      Case No. 98-0159 CIV-Moore

                               STATEMENT OF FACTS
Background

                  Defendant AIG is a holding company incorporated in Delaware and engaged principally in the general and life insurance businesses in the United States and abroad. (Amended Complaint (hereafter "Am. Compl.") Paragraph 8.) Defendant AIGF, Inc. ("AIGF"), is a wholly owned subsidiary of AIG incorporated in Florida. (Id. Paragraph 9.)

                  Defendant American Bankers is a specialty insurer incorporated in Florida. (Id. Paragraph 4.) American Bankers has executive offices in Miami and provides primarily credit-related insurance products in the United States, North America and Europe. (Id.) The individual defendants are officers and directors of American Bankers. (Id. Paragraphs. 5-7.)

                  On December 22, 1997, AIG and American Bankers announced that they had entered into a definitive merger agreement, whereby AIG would acquire American Bankers through a merger of American Bankers into AIGF. (Id. Paragraphs 9, 27.) AIG filed a Schedule 13D with the SEC disclosing its beneficial ownership of 8.2% of the outstanding shares of American Bankers on January 16, 1998. (Id. Paragraph 49.)

                  On January 27, 1998, plaintiff Cendant, a self-described consumer marketing company incorporated in Delaware, announced a tender offer for 51% of the shares of American Bankers. (Am. Compl. Paragraphs 3, 11.) On the same day, AIG announced that it had "given notice to American Bankers Insurance Group (ABIG) that it intended to exercise its contractual right to acquire 19.9 percent of ABIG Common Stock at $47.00 per share, subject to receipt of regulatory

                                                      Case No. 98-0159 CIV-Moore

approvals" (the "Option Announcement"). (Id. Paragraph 55.) On January 30, 1998, American Bankers and AIG filed the Joint Proxy Statement. (Id. Paragraph 22.)


                  Cendant and Seasons Acquisition Corp., its wholly owned subsidiary, commenced this action on January 27, 1998 against American Bankers, members of American Bankers' board of directors, AIG and AIGF, seeking, among other things, to void the merger agreement between AIG and American Bankers. The Complaint alleged that American Bankers and its board of directors breached their fiduciary duties (First, Second and Third Claims for Relief), that AIG and AIGF conspired with American Bankers and its board to breach their fiduciary duties (Fourth Claim for Relief), and that AIG violated Section 13(d) of the Exchange Act and the Rules and Regulations promulgated thereunder by failing to disclose certain information on the Schedule 13D that it had filed with the SEC (Fifth Claim for Relief). Plaintiffs' Amended Complaint, filed on February 2, 1998, added disclosure claims under the proxy rules (Sixth Claim for Relief) and the tender offer rules (Seventh Claim for Relief). The Allegations about AIG's Failure to Disclose that Mr. Greenberg "Controls" AIG

                  The Amended Complaint alleges that the Schedule 13D that AIG filed on January 16, 1998 and the Joint Proxy Statement filed on January 30, 1998 are "materially false and misleading." (Am. Compl. Paragraph 50; see also id. Paragraphs 95(f), 99.) The only aspect of the Schedule 13D that Plaintiffs claim is false or misleading is its failure to disclose "that Greenberg is a person controlling AIG -- an omission that constitutes a violation of Section 13(d) of the Exchange Act and the Rules and regulations promulgated by the SEC thereunder." (Am. Compl. Paragraph 89; see also

                                                      Case No. 98-0159 CIV-Moore

id. Paragraph 51.) Plaintiffs claim that the Joint Proxy Statement is misleading for the same reasons. (Am. Compl. Paragraph 95(f).)

                  As support for its allegation that Mr. Greenberg is a person controlling AIG, the Amended Complaint alleges that Mr. Greenberg "exercises control of AIG through, among other things, control of approximately 30 percent of the outstanding shares of common stock of AIG." (Am. Compl. Paragraph 50.) Plaintiffs arrive at this approximately 30% figure by adding the percentage of shares of AIG stock held personally by Mr. Greenberg and the other AIG officers and directors of AIG to the shares of AIG held by three entities -- Starr International Company, Inc. ("Starr International"), The Starr Foundation ("Starr Foundation") (a charitable foundation), and C.V. Starr & Co., Inc. ("C.V. Starr"), collectively referred to herein as the "Starr entities."

                  Specifically, the Amended Complaint alleges that as Chairman and Chief Executive Officer of AIG, Mr. Greenberg "has admitted in various public filings to direct ownership of 2.28% of the outstanding shares of AIG." (Am. Compl. Paragraph 50.) The Amended Complaint further alleges that Mr. Greenberg appoints the officers and directors of AIG, and asserts that Mr. Greenberg therefore controls the 4.6% of the outstanding shares of AIG that Plaintiffs claim are beneficially owned by the other officers and directors of AIG. (Id.)

                  With respect to the percentage of shares held by the various Starr entities, the Amended Complaint alleges as follows:

                  Greenberg controls Starr International, which owns 16.1% of the outstanding shares of AIG. Although not revealed in the
                  Schedule 13D, Greenberg is the owner of 9.09% of the voting stock of Starr International and is the Chairman of Starr International's Board, which is comprised entirely of officers and employees of AIG or its affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG, and who

                                                      Case No. 98-0159 CIV-Moore

                  collectively hold approximately 64% of the voting stock of Starr International. Accordingly, Greenberg and his underlings effectively control Starr International and its 16.1% of AIG.

                  Greenberg also controls C.V. Starr, which owns 2.40% of the outstanding shares of AIG. Although not revealed in the
                  Schedule 13D, Greenberg is the owner of 24.39% of the common stock of C.V. Starr and the President, Chief Executive Officer and a member of the C.V. Starr Board, which is comprised entirely of officers and employees of AIG or its affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing position at AIG, and who collectively hold approximately 70% of C.V. Starr's common stock. Accordingly, Greenberg and his underlings control C.V. Starr and its 2.4% of AIG.

                  Greenberg also controls Starr Foundation, which owns approximately 3.60% of the outstanding shares of AIG. Although not revealed in the Schedule 13D, Greenberg is the Chairman of Starr Foundation and he controls its Board of Directors, most (if not all) of which is comprised of officers or employees of AIG or its affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG. Accordingly, Greenberg and his underlings control Starr Foundation and its 3.6% of AIG.

(Am. Compl. Paragraph  50)(emphasis added).

The Disclosures in AIG's Schedule 13D

                  Plaintiffs' repeated assertions that the positions Mr. Greenberg holds in the various Starr entities are "not revealed in the Schedule 13D" (Am. Compl. Paragraph 50) are contradicted on the face of the Schedule 13D, which discloses each of Mr. Greenberg's positions:

                  Maurice R. Greenberg
                  Chairman, Chief Executive Officer
                  and Director of AIG (Schedule 13D at pp. 9, 11);

                  Maurice R. Greenberg
                  Director & Chairman of the Board of Starr International (Schedule 13D at p. 13);

                  Maurice R. Greenberg
                  Director and Chairman of Starr Foundation

                                                      Case No. 98-0159 CIV-Moore

                  (Schedule 13D at p. 14); and

                  Maurice R. Greenberg
                  Director, President and Chief Executive
                  Officer of C.V. Starr (Schedule 13D at p. 15).

(A copy of AIG's Schedule 13D is annexed hereto as Exhibit A.)


                  The Schedule 13D also discloses that Starr International, Starr Foundation and C.V. Starr "have the right to vote approximately 16.1%, 3.6% and 2.4%, respectively, of the outstanding common stock of AIG." (Schedule 13D at p. 3.)
                  In addition to disclosing the various positions Mr. Greenberg holds with AIG and the Starr entities, the 13D also discloses his address, that he is a United States citizen, and that during the last five years he has not be convicted of a crime or found to have violated federal or state securities laws in a civil proceeding. (See Schedule 13D, Item 2 at p. 3.) That is all that AIG is required to disclose concerning Mr. Greenberg pursuant to Section 13(d)(1) of the Exchange Act and the Instructions to Schedule 13D.

The Disclosures in AIG's Proxy Statement

                  The remaining facts alleged in paragraph 50 of the Amended Complaint -- i.e., the percentage of stock that Mr. Greenberg and the other AIG officers and directors hold in AIG and the various Starr entities -- is publicly available in the Proxy Statement that AIG filed with the SEC on April 4, 1997 ("AIG Proxy Statement"). (A copy of the relevant pages from the AIG Proxy Statement is attached hereto as Exhibit B.) Plaintiffs acknowledge that Mr. Greenberg has admitted in various public filings to direct ownership of 2.28% of the outstanding shares of AIG." (Am. Compl. Paragraph 50)(emphasis added). Indeed, every underlying fact alleged in paragraph

                                                      Case No. 98-0159 CIV-Moore

50 of the Amended Complaint is publicly disclosed either in the Schedule 13D or the AIG Proxy Statement.

Allegations as to the Option Announcement

                  Plaintiffs allege that the Option Announcement, which on its face stated that it was subject to AIG obtaining regulatory approvals, was misleading because the Stock Option Agreement between AIG and American Bankers provides that the notice of exercise should specify an exercise date three to ten days later. (Am. Compl. Paragraph 55.) In quoting from the Stock Option Agreement, however, Plaintiffs delete the regulatory qualification, which states that AIG must "specify a date (subject to the HSR Act (as defined below) and applicable insurance regulatory approvals)...." (A copy of the relevant pages of the Stock Option Agreement is annexed hereto as Exhibit C.) Only readers of Plaintiffs' Amended Complaint would be mislead into believing that AIG could buy the shares subject to the Option in three to ten days.

Allegations as to the Joint Proxy Statement

                  Aside from repeating with respect to the Joint Proxy Statement their allegations as to Mr. Greenberg and the Option Announcement, Plaintiffs attempt to manufacture additional disclosure claims based on the Joint Proxy Statement's 76 printed pages (and hundreds of pages of printed exhibits). None has any merit and certainly none would be material to a reasonable shareholder.

                                    ARGUMENT

I.       Standard For A Motion To Dismiss

                                                      Case No. 98-0159 CIV-Moore

                  A motion to dismiss for failure to state a claim pursuant to Rule 12(b)(6) should be granted if "it appears beyond doubt that plaintiff can provide no set of facts in support of his claim which would entitle him to relief." Bradberry v. Pinellas County, 789 F.2d 1513, 1515 (11th Cir. 1986). The court must accept well-pleaded allegations in the complaint as true, and construe the facts in the light most favorable to the plaintiff. See Brown v. Budget Rent-A-Car Sys., Inc., 119 F.3d 922, 923 (11th Cir. 1997). Courts need not however, accept as true factual allegations "that are internally inconsistent [or]. . . which run counter to facts of which the court can take judicial notice." Response Oncology, Inc. v. Metrahealth Ins. Co., 978 F. Supp. 1052, 1058 (S.D. Fla. 1997); Ellen S. v. Florida Bd. of Bar Examiners, 859 F. Supp. 1489, (S.D. Fla. 1994).

                  Although in deciding a motion to dismiss courts normally consider only the facts alleged in the complaint and the documents either attached to or incorporated by reference in the complaint, they may also consider matters as to which they may take judicial notice. See Lovelace v. Software Spectrum Inc., 78 F.3d 1015, 1017 (1st Cir. 1996); Kramer v. Time Warner Inc., 937 F.2d 767, 773 (2d Cir. 1991). In deciding a motion to dismiss, a court may take judicial notice of the contents of public disclosure documents required by law to be filed (and that are actually filed), with the SEC. See Lovelace, 78 F.3d at 1018; Kramer, 937 F.2d at 774.

II.      AIG Is Not Required To Disclose In Its Schedule 13D
         That Mr. Greenberg is a "Controlling Person."

                  Nothing in Section 13(d) of the Exchange Act or any of the Rules promulgated by the SEC thereunder requires a reporting person to state that any particular person is a "controlling person." Section 13(d)(1) lists the information that must be disclosed by a beneficial owner of

                                                      Case No. 98-0159 CIV-Moore

more than five percent of a class of securities, but says nothing about identifying any entity or natural person as a "controlling person." See 15 U.S.C. Section 78m(d)(1). Plaintiffs fail to identify any SEC Rule that it alleges AIG violated because none of the rules governing Schedule 13D disclosures says anything about "controlling persons."

                  The only place the phrase "controlling person" even appears in
Section 13(d), the SEC Rules promulgated under Section 13(d) or the Schedule 13D itself is in the General Instructions to the Schedule 13D form. General Instruction C provides in relevant part:


                  If the statement is filed by a corporation . . . the information called for [by Items 2-6] shall be given with respect to: (a) each executive officer and director of such corporation; (b) each person controlling such corporation; and
                  (c) each executive officer and director of any corporation or other person ultimately in control of such corporation.

(A copy of the Form for Schedule 13D is annexed hereto as Exhibit D.) Items 2-6 referred to in Instruction C correspond to the disclosures required by Section 13(d)(1)(A) - (E). In addition, the Instructions for Item 2 specify that the following additional information must be provided for each natural person who is disclosed pursuant to Instruction C:

                  (a)      Name;

                  (b)      Residence or business address;

                  (c) Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted;

                  (d) Whether or not, during the last five years, such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and, if so, give the dates, nature of conviction, name and location of court, any penalty imposed, or other disposition of the case;

                                                      Case No. 98-0159 CIV-Moore

                  (e) Whether or not, during the last five years, such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws; and, if so, identify and describe such proceedings and summarize the terms of such judgment, decree or final order; and

                  (f)      Citizenship.

(See Instructions to Item 2 of Schedule 13D, annexed hereto as Exhibit D.)

                  Nothing in the Instructions requires a statement that a natural person is a "controlling person." All that the Instructions require is that the reporting person disclose the information required by Item 2 (a) - (f) for any person who falls within the categories listed. Because Mr. Greenberg is an executive officer and director of AIG, AIG disclosed the information required by Item 2 (a) - (f) for Mr. Greenberg. Section 13(d) requires no further disclosure.

                  AIG has found no case law or commentary on the issue of whether the Instructions to Schedule 13D require that a person be labeled a "controlling person" when all of the information required by Item 2(a)-(f) has already been disclosed for that person. Apparently, no plaintiff until this case has made the argument Plaintiffs make here, because the plain meaning of the statute, Rules and Instructions preclude it. Plaintiffs had no good faith basis in law or fact to assert this claim here.

                                                      Case No. 98-0159 CIV-Moore

III. Even If Disclosure Were Required, AIG Has Disclosed Facts
     Sufficient To Evaluate Mr. Greenberg's Possible Control Of AIG.

                  Even accepting as true for purposes of this motion Plaintiffs' allegation that Mr. Greenberg controls 30% of AIG stock,1/ AIG has disclosed the underlying "facts pertinent to the possible existence of control." See SEC Rule 12b-22, 17 C.F.R. Section 240.12b-22. That disclosure is sufficient under those sections of the Exchange Act and SEC Rules that require disclosure of the fact of control. For example, SEC Rule 12b-22, which applies to registration statements and periodic reports (such as quarterly and annual reports) filed pursuant to Sections 12, 13 and 15(d) of the Exchange Act, provides:

                  If the existence of control is open to reasonable doubt in any instance, the registrant may disclaim the existence of control and any admission thereof; in such case, however, the registrant shall state the material facts pertinent to the possible existence of control.

17 C.F.R. Section 240.12b-22.

                  In rejecting a similar claim under the proxy rules, see SEC Rule 14a-9, 17 C.F.R. Section 240.14a-9, the Supreme Court held in TSC Indus., Inc. v. Northway, Inc., 426 U.S. 438, 452 (1976), that disclosure of share ownership and executive positions "clearly revealed the nature of National's relationship with TSC and alerted the reasonable shareholder to the fact that National exercised a degree of influence over TSC."

--------

1/ Eliminating double-counting by Plaintiffs and the shares held by Mr. Stempel, who is now retired, the AIG Proxy Statement shows that Mr. Greenberg, all other officers and directors of AIG, C.V. Starr, Starr International and the Starr Foundation beneficially own a total of 26.7% of AIG's common stock. Including Mr. Stempel's shares increases the total to 28%.

                                                      Case No. 98-0159 CIV-Moore


                  By disclosing the underlying facts regarding the possibility of the existence of control by Mr. Greenberg, AIG disclosed everything SEC Rule 12b-22 would require it to disclose if any disclosure about control were required here. Disclosure of the following underlying facts in the Schedule 13D are sufficient "to alert the reasonable shareholder to the fact that" Mr. Greenberg exercises a degree of influence over AIG:

                  Mr. Greenberg is the Chairman, Chief Executive Officer and a Director of AIG (Schedule 13D at p. 9, 11);

                  The Starr entities collectively have beneficial ownership of 22.1% (16.1% + 3.6% + 2.4%) of the outstanding stock of AIG (Schedule 13D at p. 3);

                  Mr. Greenberg is Chairman of the Board and a Director of Starr International; Chairman and a Director of Starr Foundation; and President, Chief Executive Officer and a Director of C.V. Starr (Schedule 13D at pp. 13-15); and

                  Many of the Executive Officers and Directors of AIG are also Executive Officers and Directors of the Starr entities (Schedule 13D at pp. 9-15).

In view of these factual disclosures, Plaintiffs cannot contend that a reasonable shareholder would be misled by the Schedule 13D's disclosures relating to the possible control of AIG by Mr. Greenberg, C.V. Starr, Starr International, the Starr Foundation, or AIG's other officers and directors. See TSC, 426 U.S. at 452 (disclosure that National owned 34% of shares of TSC and that 5 of 10 directors of TSC were National nominees held sufficient). Because the Schedule 13D disclosures were sufficient, AIG and American Bankers were not required to disclose anything further in the Joint Proxy Statement. Plaintiffs' claims under Sections 13(d) and 14 of the Exchange Act should therefore be dismissed.

                                                      Case No. 98-0159 CIV-Moore

IV. Plaintiffs Fail to State a Claim Under Sections 14(a) and 14(e) of the Exchange Act.

                  Approximately 72 hours after AIG and American Bankers filed the Joint Proxy Statement -- and no doubt after the Joint Proxy Statement had been subject to sharp-pencilled review by Cendant's legal and financial advisors -- Cendant filed their Amended Complaint asserting that the Joint Proxy Statement contained false and misleading statements and omissions allegedly in violation of Sections 14(a) and 14(e) of the Exchange Act. These claims have no merit. Most of the facts alleged not to have been disclosed were disclosed. Moreover, to the extent facts were disclosed in a manner other than the precise way Cendant would have preferred, that does not provide a basis for a claim under the federal securities laws. The allegations are disposed of below.

Allegation:

         The Option Announcement "was calculated . . . to materially mislead the market into believing that it would be 'closing' on the Option within three to ten business days. . ." (Am. Compl. Paragraph 55.)

Response:

                  The Option Announcement explicitly stated that AIG had exercised its contractual right to acquire 19.9% of American Bankers stock "subject to receipt of regulatory approvals."
In asserting in their Amended Complaint that Section 1(b) of the Option Agreement (exhibit D to the Amended Complaint) requires a closing on the Option within three to ten days, Plaintiffs have disingenuously used ellipses to delete the language that refutes their allegation. Section 1(b) clearly states that in the event AIG wishes to exercise the Option it shall send a written notice "specifying a date (subject to the HSR Act (as defined below) and applicable

                                                      Case No. 98-0159 CIV-Moore

insurance regulatory approvals) not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase." (emphasis added) Moreover, the Joint Proxy Statement explicitly stated that AIG had exercised the option to purchase 8,265,626 shares of Common Stock on January 27, 1998 and that "[t]he consummation of such purchase is subject to applicable regulatory approvals." (Joint Proxy Statement (attached as Exhibit "E") at 37, 53) In light of this explicit disclosure, no reasonable stockholder could conclude that closing of the purchase would take place within three to ten days.

Allegation:

         "The Proxy Statement also falsely states that American Bankers and AIG 'expect to complete the Merger during March 1998.' The Proxy Statement omits to disclose any facts supporting the claim that a closing in March can occur given required regulatory approvals." (Am. Compl. Paragraph 58.)

Response:

                  The Joint Proxy Statement stated that American Bankers and AIG "expect to complete the Merger during March 1998." This statement of opinion is not actionable unless Plaintiffs can demonstrate that AIG had no basis for holding the opinion. See In re Time Warner Securities Litig., 9 F.2d 259, 266 (2d Cir. 1993). The Joint Proxy Statement clearly disclosed that AIG -- one of the world's leading insurance companies with $76 billion in market capitalization -- had made all applicable regulatory filings. In speculating that AIG will be delayed in its insurance regulatory approval process, Plaintiffs fail to mention that the Joint Proxy Statement prominently discloses the nature of that process and the fact that "[t]here can be no assurance that the required regulatory approvals described above will be received or, if


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                                                      Case No. 98-0159 CIV-Moore

received, the timing and the terms and conditions thereof." (Joint Proxy Statement at 34) Shareholders thus have been fully warned of possible delays in obtaining regulatory approvals.

Allegation:

         "The Proxy Statement also seeks to conceal from American Bankers shareholders the source of the "expense savings" to be achieved through the AIG Merger." (Am. Compl. Paragraph 59.)

Response:

                  As Plaintiffs concede, the Joint Proxy Statement nowhere quantifies possible "expense savings" or advances them as a reason shareholders should approve the merger. For this reason alone, information about possible "savings" would not be a material fact to shareholders. Moreover, after the merger American Bankers shareholders will become shareholders of AIG, and any savings at American Bankers would be immaterial to AIG, which has a market capitalization of $76 billion (Joint Proxy at 56) and revenues exceeding $28 billion. (Joint Proxy at 16.) Any speculation about how these unspecified expense savings would be achieved is also immaterial. In contrast to the measured and reasonable statements in the Joint Proxy Statement, Cendant has falsely told securities analysts that the proposed Cendant merger can achieve $140 million in pre-tax synergies, which it has not justified. Cendant should look to itself if it seeks misstatements on this issue.


Allegation:

         "The Proxy Statement claims that 'approximately 16.0% of the number of shares of Common Stock required for approval of the Merger have contractually agreed to vote in favor of the Merger.' In reality, pursuant to the Voting Agreement, 8.2% is the true percentage of the outstanding American Bankers shares 'contractually committed' to vote for AIG, and the higher percentage touted by


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
                                                      Case No. 98-0159 CIV-Moore

         defendants is intended to create the erroneous impression that approval of the AIG Merger Proposal is a foregone conclusion." (Am. Compl. Paragraph 60.)

Response:

                  As disclosed in the Joint Proxy Statement, a majority of American Bankers' outstanding common stock must vote to approve the AIG Merger. (Joint Proxy Statement at 20) The Joint Proxy also accurately states that the Voting Agreement represents 8.2% of the total outstanding common shares. Because 8.2% of the total shares are approximately 16% of the number of shares required to reach 51%, the statement in the Proxy Statement is accurate and not misleading when it states that "16.0% of the number of shares of common stock required for approval of the merger have agreed to vote in favor of the Merger."

Allegation:

         "The Proxy Statement fails to disclose that AIG will not be able to vote any of the shares that it may obtain pursuant to the Lock-Up Option in favor of the AIG Merger Proposal, because AIG did not beneficially own those shares prior to or on the record date." (Am. Compl. Paragraph 61.)

Response:

                  The Joint Proxy Statement explicitly discloses that only holders of preferred and common stock "who owned shares as of the close of business on January 30, 1998, the Record Date, are entitled to vote." (Joint Proxy Statement at 9). The Joint Proxy Statement discloses in several places that AIG has exercised the Option but that "consummation of such purchase is subject to applicable regulatory approvals." (Joint Proxy Statement at 37, 53). The fact that AIG does not "own" shares as of the record date -- and thus cannot vote those shares -- is disclosed by statements that consummation of the option purchase is subject to regulatory approvals. No shareholder could be misled by such clear and unambiguous disclosures. New England Anti- Vivisection Society Inc. v. United States Surgical Corp., 889 F.2d 1198, 1202 (1st Cir. 1990)


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
                                                      Case No. 98-0159 CIV-Moore

("federal law is satisfied as long as the proxy materials fully and fairly set forth the relevant material facts from which a reasonable shareholder may draw his own conclusions as to how to vote").

Allegation:

         "The Proxy Statement falsely and misleadingly presents the opinion of Salomon Smith Barney, however, without disclosing the extent to which the financial adviser employed and relied on the lower 'revised' projections [prepared by American Bankers management] in its analyses, and whether the fairness opinion could have been given or whether the analyses would have materially changed had the unrevised, higher projections been used." (Am. Compl. Paragraph 63.)

Response:

                  The Joint Proxy Statement does disclose (at page 25) that American Bankers provided Salomon Smith Barney with revised lower projections, which were not provided to AIG. Moreover, in a full 3 1/2 page detailed discussion the Joint Proxy Statement fully discloses the bases upon which Salomon Smith Barney rendered its fairness opinion. (Joint Proxy Statement at 28-32) No further disclosure was required or necessary. Lasker v. New York State Elec. & Gas Co., 1995 WL 867881 at p. 8 (E.D.N.Y. Aug. 22, 1995) ("Nor is a
company required to disclose a fact merely because a reasonable investor would very much like to know that fact.") (citation omitted), aff'd, 85 F.2d 55 (2d Cir. 1996).

Allegation:

         "The Proxy Statement also mentions some of the bases of evaluation of the fairness of the AIG Merger Proposal made by the Company's financial adviser. For example, the financial adviser relied on supposed 'comparative analyses'; yet neither the transactions in the insurance industry nor the public insurance companies analyzed are remotely 'comparable' to American Bankers or the AIG Merger Proposal." (Am. Compl. Paragraph 64.)

Response:


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
                                                      Case No. 98-0159 CIV-Moore

                  As Plaintiffs note, the Joint Proxy Statement (at 29) discloses the comparisons made by Salomon Smith Barney. Shareholders can make their own assessments of comparability. See Radol v. Thomas, 534 F. Supp. 1302, 1316 (S.D. Ohio 1992) ("The rule . . . merely requires that an opinion be given and the material factors on which it is based be disclosed . . . [S]hareholders will presumably decide for themselves what weight to accord to the opinions."). Plaintiffs' disagreement about Salomon Smith Barney's analyses does not amount to a violation of the federal securities laws. See Monroe v. Hughes, 860 F. Supp. 733, 740 (D. Or. 1991) ("a professional difference of opinion cannot be said to constitute a 'misstatement' or material omission for purposes of establishing liability under the securities laws"), aff'd, 31 F.3d 772 (9th Cir.
1992).

                  In sum, plaintiffs new claims under Sections 14(a) and 14(e) are wholly without merit.

V. Because The Federal Claims Against AIG Must Be Dismissed For Failure To State A Claim, The Court Should Dismiss The Remaining State Law Claim Against AIG For Lack of Diversity Jurisdiction.

                  Because Plaintiffs have failed to state a claim under Sections 13(d), 14(a) or 14(e) against AIG, federal question jurisdiction no longer exists. There is no diversity of citizenship between plaintiff Cendant and defendant AIG because they are both incorporated in Delaware. (Am. Compl. Paragraphs 3, 8.) See 28 U.S.C. Section 1332(a)(1). Because the Court must dismiss the federal claims against AIG, the Court should decline to exercise its supplemental jurisdiction over the remaining state law claim against AIG pursuant to 28 U.S.C. Section 1367(c)(3), and dismiss the

                                                      Case No. 98-0159 CIV-Moore

Amended Complaint against AIG. See United Mine Workers v. Gibbs, 383 U.S. 715, 726 (1966) (where federal claims are dismissed before trial, state law claims should also be dismissed).

                                   CONCLUSION

                  For the foregoing reasons, defendant AIG respectfully requests that the Court grant its motion to dismiss the Amended Complaint against AIG.

Dated:   February 3, 1998

         Miami, Florida

                                               STEEL HECTOR & DAVIS LLP
                                               200 South Biscayne Boulevard
                                               Miami, Florida  33131-2398
                                               (305) 577-2957
                                               (305) 577-7001 Facsimile



                                               -------------------------
                                               Lewis F. Murphy, P.A.
                                               Florida Bar No. 308455


                                               Attorneys for Defendant
                                               American International
                                               Group, Inc.

Of Counsel:

Richard H. Klapper
Tariq Mundiya
Stephanie G. Wheeler
SULLIVAN & CROMWELL
125 Broad Street
New York, New York  10004
(212) 558-4000
(212) 558-3588 Facsimile


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
                                                      Case No. 98-0159 CIV-Moore



                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing Motion and Memorandum of Law of Defendant American International Group, Inc., in Support of Its Motion to Dismiss the Complaint as to AIG was served on the ____ day of February, 1998 via facsimile and U.S. Mail to the following:

Jill S. Abrams, Esquire
Abbey Gardy & Squitieri
212 East 39th Street
New York, New York 10016

Jonathan L. Freedman, Esquire
Robert C. Myers, Esquire
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019-6092

Jonathan J. Lerner, Esquire
Samuel Kadet, Esquire
Seth M. Schwartz, Esquire
Skadden, Arps, Slate,
Meagher & Flom LLP
919 Third Avenue
New York, New York 10022

and via hand delivery and U.S. mail to the following:

Josephine Cicchetti, Esquire
Franklin G. Burt, Esquire
Jorden Burt Berenson & Johnson LLP
777 Brickell Avenue
Suite 500
Miami, Florida 33131

Robert T. Wright, Jr., Esquire
Shutts & Bowen LLP
1500 Miami Center
201 South Biscayne Boulevard
Miami, Florida 33131

                                                      Case No. 98-0159 CIV-Moore

Robert Boyers, Esquire
Leesfield, Leighton, Rubio
& Mahfood, P.A.
2350 South Dixie Highway
Miami, Florida

Peter H. Rachman, Esquire
Emily C. Komlossy, Esquire
Goodkind Labaton Rudoff & Sucharow LLP
200 South Biscayne Boulevard
Suite 2100
Miami, Florida 33131




                                             ----------------------------------

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                 MIAMI DIVISION

CENDANT CORPORATION; and
SEASONS ACQUISITION CORP.,                          Case No. .98-0159 CIV-MOORE
                                                    Magistrate Judge Johnson

             Plaintiffs,

v.

AMERICAN BANKERS INSURANCE GROUP,
INC.; GERALD N. GASTON; R. KIRK
LANDON; EUGENE M. MATALENE, JR.;
ARMANDO CODINA; PETER J. DOLARA;
JAMES F. JORDEN; BERNARD P. KNOTH;
ALBERT H. NAHMAD; NICHOLAS J. ST.
GEORGE; ROBERT C. STRAUSS; GEORGE
E. WILLIAMSON II; DARYL L. JONES;
NICHOLAS A. BUONICONTI; JACK F.
KEMP; AMERICAN INTERNATIONAL GROUP,

INC.; and AIGF, INC.,

                  Defendants.

-------------------------------------/


                                      ORDER

                  Defendant American International Group Inc.'s Motion to Dismiss the Amended Complaint against AIG for Failure to State a Claim pursuant to Fed. R. Civ. P. 12(b)(6) having come before the Court, and the Court having considered that motion, supporting memorandum of law, and opposition papers, and being otherwise duly advised,

                     IT IS HEREBY ORDERED AND ADJUDGED that:

                                                      Case No. 98-0159 CIV-Moore

                  1. Defendant American International Group Inc.'s Motion to Dismiss the Amended Complaint pursuant to Fed. R. Civ. P. 12(b)(6) for failure to state a claim is GRANTED; and

                  2. The Amended Complaint is hereby dismissed against Defendant American International Group Inc. with prejudice.

                  DONE AND ORDERED at Miami, Dade County, Florida, this ___ day of February, 1998.

                                            ------------------------------
                                            UNITED STATES DISTRICT JUDGE

cc:      Magistrate Judge Johnson
         Counsel of Record


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